Exhibit 99.1

Kubient Doubles Down on AI and Technology Offerings, Hires
Mitchell Berg as Chief Technology Officer

Berg Will Oversee Kubient’s Technology Development, Including Scaling AI and Cloud Technologies

NEW YORK, NY -- November 29, 2021 -- Kubient (NasdaqCM: KBNT, KBNTW) ("Kubient" or the "Company"), a cloud-based software platform for digital advertising, today announced ad-tech industry veteran, Mitchell Berg has joined as the Company’s Chief Technology Officer (“CTO”). In this role, Berg will report directly to Paul Roberts, Founder, Chairman, CSO, and CEO.

Berg adds more than 20 years of technology, engineering, and executive management experience to the Kubient team. Most recently, Berg served as CTO for Koddi, leading the product and technology teams to develop ad-tech products that enhance the company’s marketplace offering. He held the same role at Vroom prior to their IPO, where he led the rebuild of the technology team to redesign and scale out the online car buying experience, including developing underlying technology required to advertise and market to prospective customers, and enhance data science and analytics functions. At Dailymotion, Berg architected and developed a new ad-tech platform to support the monetization of Dailymotion video content which included real-time ad serving and auction exchange. Throughout his industry tenure, Berg also held senior level roles at prominent ad-tech companies, such as IgnitionOne, Kikin and SEMPlest.

Under his leadership, Berg will further develop the Company vision for its technology offerings, including Kubient's flagship product, Kubient Artificial Intelligence (“KAI”), as well as work closely with the Company’s data science team.

“This past year has certainly been a transformative year at Kubient and the driving force behind this progress stems from our C-Suite team,” said Paul Roberts, Founder, Chairman, CSO, and CEO. “Mitch brings tremendous industry knowledge and experience in scaling advertising technology businesses and is an extremely valuable add to our team of seasoned leaders. Adding him to our executive bench propels us for further growth in 2022 as we look to continue enhancing the capabilities of our solutions.”

Mitchell Berg, Kubient CTO added: “The ad-tech industry is experiencing a period of disruption and a company like Kubient is well-positioned to help brands, publishers, and agencies mitigate current issues in the advertising supply chain. Fraud is a serious threat that our industry is only now starting to prioritize and tackle. I'm eager to work with the incredible team Kubient has assembled to ensure advertising dollars are no longer wasted on fraudulent traffic.”

In addition to Berg’s professional qualifications, he holds a Master's Degree in Systems Engineering from the University of Virginia, a PhD in Industrial Engineering from the University of Pittsburgh, and an MBA in Technology Management from the University of Washington.

To learn more about Kubient visit www.kubient.com.

About Kubient
Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Cloud is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Cloud is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Kubient Public Relations
Clarity PR
Will Vogel
kubient@clarity.pr

Kubient Investor Relations
Gateway Investor Relations
Matt Glover and John Yi
T: 1-949-574-3860
Kubient@gatewayir.com